Exhibit 99.4

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DIVX, INC.

4780 EASTGATE MALL Electronic Delivery of Future PROXY MATERIALS

SAN DIEGO, CA 92121

If you would like to reduce the costs incurred by DivX, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000073982_1 R2.09.05.010

The board of directors recommends you vote For the following proposals: For Against Abstain

1 To adopt the Agreement and Plan of Merger by and among Sonic Solutions, Siracusa Merger Corporation, Siracusa Merger LLC and 0 0 0 Divx, Inc. dated June 1, 2010 as the same may be amended from time to time.

2 To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit 0 0 0 additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1, above.

NOTE: In their discretion, proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address change/comments, mark here. 0 (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

DIVX, INC.

Special Meeting of Stockholders October 7, 2010

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) of DivX, Inc. hereby appoints Kevin C. Hell and Dan L. Halvorson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DivX, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on October 7, 2010, in the Deutz Room at the Institute of the Americas, University of California, San Diego Campus, 10111 North Torrey Pines Road, La Jolla, CA 92037*, and any adjournment or postponement thereof, and grants to each of them discretionary authority as to any and all other matters that may properly come before the meeting. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the approval of Proposal 1 and FOR the approval of Proposal 2, if such proposal is brought to a vote at the meeting. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

[*This event is not sponsored by UCSD or by the Institute of the Americas]

R2.09.05.010 Address change/comments:

2 _

0000073982 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side